EXHIBIT 4.1

AMENDED AND RESTATED TRUST AGREEMENT
among
MetroCorp, Inc.
as Depositor,
Wilmington Trust Company,
as Property Trustee,
Wilmington Trust Company,
as Delaware Trustee,
and
the Administrators named herein
Dated as of November 1, 2001

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Exhibit A — Certificate of Trust
Exhibit B — Form of Common Securities Certificate
Exhibit C — Form of Preferred Securities Certificate
Exhibit D — Form of Expense Agreement

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AMENDED AND RESTATED TRUST AGREEMENT
     Amended and Restated Trust Agreement dated as of November 1, 2001 among (i) MetroCorp, Inc., a Delaware corporation (including any successors or assigns, the “Depositor”), (ii) Wilmington Trust Company, a banking corporation organized under the laws of the State of Delaware, as property trustee (in such capacity, the “Property Trustee” and, in its separate corporate capacity and not in its capacity as Property Trustee, the “Bank”), (iii) Wilmington Trust Company, a banking corporation organized under the laws of the State of Delaware, as Delaware trustee (in such capacity the “Delaware Trustee”) (the Property Trustee and the Delaware Trustee collectively, the “Trustees”), and (iv) Gary Andersen, an individual, and Julius J. Van Paemel, an individual, each of whose address is c/o MetroCorp, Inc., 1523 8th Street, East Moline, Illinois 61244 (each, together with any successor thereto, an “Administrator” and, collectively, the “Administrators”).
     WHEREAS, the Depositor, the Trustees and the Administrators have heretofore duly declared and established a business trust pursuant to the Delaware Business Trust Act (as hereinafter defined) by entering into that certain Declaration of Trust, dated as of August 1, 2001 (the “Original Declaration”), and by the execution and filing by the Delaware Trustee with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on August 8, 2001, (the “Certificate of Trust”) attached as Exhibit A; and
     WHEREAS, the Depositor and the Trustees desire to enter into this Amended and Restated Trust Agreement to amend and restate the Original Declaration in its entirety as set forth herein to provide for, among, other things, (i) the issuance of the Common Securities by the Trust to the Depositor, (ii) the issuance and sale of the Capital Securities by the Trust pursuant to the Subscription Agreement, and (iii) the acquisition by the Trust from the Depositor of all of the right, title and interest in the Subordinated Note;
     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Holders (as hereinafter defined), hereby amends and restates the Original Declaration in its entirety and agrees as follows:
ARTICLE I
INTERPRETATION AND DEFINITIONS
Section 1.1. Interpretation. For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:
     (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

     (b) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Trust Agreement;
     (c) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision; and
     (d) unless the context otherwise requires, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time.
Section 1.2. Certain Definitions. For all purposes of this Trust Agreement, the following terms shall have the meanings assigned below:
“Act” has the meaning specified in Section 6.2.
“Administrators” has the meaning set forth in the preamble to this Trust Agreement.
“Affiliate” means, at any time, and with respect to any Person, (i) any other Person which at such time directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such first Person, (ii) any Person which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock (as defined in the Subordinated Note Agreement) of the Depositor, (iii) any Person 10% or more of the Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Depositor or a Subsidiary (as defined in the Subordinated Note Agreement), or (iv) any person who is related by blood, adoption or marriage to any person described in clause (ii); provided, however, that the Trust shall not be deemed to be an Affiliate of the Depositor. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Depositor.
“Bank” has the meaning specified in the preamble to this Trust Agreement.
“Bankruptcy Event” means, with respect to any Person:
     (a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of all or any substantial part of its property or ordering the winding up or liquidation of its affairs, and (in the case of any of the foregoing other than a decree or order relating to the appointment of a receiver for a Significant Bank Subsidiary) the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or
     (b) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.
“Bankruptcy Laws” has the meaning specified in Section 10.9.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Depositor’s board of directors, or such committee of such board of directors to which authority to act on behalf of such board of directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustees.
“Business Day” means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in The City of New York or East Moline, Illinois are authorized or required by law or executive order to remain closed, or (c) a day on which the Property Trustee’s Corporate Trust Office is closed for business.
“Capital Securities Certificate” means a certificate evidencing Capital Securities, substantially in the form attached as Exhibit C.
“Capital Security” means a Floating Rate Cumulative Capital Security (Initial Liquidation Preference $1,000 per Capital Security) of the Trust, constituting a preferred undivided beneficial interest in the assets of the Trust and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions, Redemption Amounts and a liquidation distribution as provided herein.
“Certificate of Trust” has the meaning specified in the preamble to this Trust Agreement.
“Closing Date” means the date upon which the Closing, as such term is defined in the Subscription Agreement, occurs, which date is also the date of the initial issuance, sale and delivery of the Trust Securities and the Subordinated Note.

“Common Securities Certificate” means a certificate evidencing the Common Securities, substantially in the form attached as Exhibit B.
“Common Security” means a Common Security (Initial Liquidation Amount $309,278 in the aggregate for all Common Securities) of the Trust, constituting a beneficial interest in the assets of the Trust, subject to the preferences of the Capital Securities, and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions, Redemption Amounts and a liquidation distribution as provided herein.
“Corporate Trust Office” means the principal corporate trust office of the Property Trustee, which on the date hereof is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration – MetroCorp Capital Trust I.
“Default” has the meaning specified in the Subordinated Loan Agreement.
“Delaware Business Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code '3801 et seq., as it may be amended from time to time.
“Delaware Trustee” means the Person identified as the ADelaware Trustee” in the preamble to this Trust Agreement, solely in its capacity as Delaware Trustee of the Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.
“Depositor” has the meaning specified in the preamble to this Trust Agreement.
“Direct Action” has the meaning specified in Section 5.11(c).
“Distribution Date” has the meaning specified in Section 4.1(a).
“Distributions” means amounts payable in respect of Trust Securities as provided in Section 4.1.
“Early Termination Event” has the meaning specified in Section 9.2.
“Event of Default” means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (a) the occurrence of a Subordinated Note Event of Default; or
     (b) default by the Trust in the payment of any Distribution when it becomes due and payable after the corresponding payment has been made to the Trust on the Subordinated Note; or

     (c) default by the Trust in the payment of any Redemption Amount of any Trust Security when it becomes due and payable after the corresponding payment has been made to the Trust on the Subordinated Note; or
     (d) default in the performance or breach of any covenant or warranty of the Trust in the Subscription Agreement and continuation of any such default or breach for a period of 30 days after the earlier of (i) a Responsible Officer of the defaulting Trustee obtaining actual knowledge of such default, and (ii) there having been given, in the manner provided in Section 10.8, to the defaulting Trustee or Trustees by any Holder a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or
     (e) the occurrence of a Bankruptcy Event with respect to the Property Trustee and a successor Property Trustee has not been appointed within 90 days thereof.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
“Exchange Notes” has the meaning specified in Section 9.2(b).
“Expense Agreement” means the Agreement as to Expenses and Liabilities between the Depositor and the Trust, substantially in the form attached as Exhibit D, as amended from time to time.
“Expiration Date” has the meaning specified in Section 9.1.
“Guarantee Agreement” means the Guarantee Agreement dated as of even date herewith executed and delivered by the Depositor contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the holders of the Capital Securities, as amended from time to time.
“Holder” means a Person in whose name a Trust Security or Trust Securities are registered in the Securities Register, such Person being a beneficial owner within the meaning of the Delaware Business Trust Act.
“Initial Liquidation Amount” means the aggregate original Liquidation Amount of the Common Securities on the date of this Trust Agreement, which is $309,278.
“Initial Liquidation Preference” means the original Liquidation Preference of each Capital Security on the date of this Trust Agreement, which is $1,000 per Capital Security.
“Institutional Investor” means (a) any original Purchaser of a Capital Security, (b) any holder of a Capital Security holding more than 2% of the aggregate Liquidation Preference of the Capital Securities, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any trust fund, any investment fund, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.
“Lien” means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.
“Like Amount” means (a) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Preference or Liquidation Amount, as the case may be, equal to the principal amount of the portion of the Subordinated Note to be contemporaneously repaid in accordance with the Subordinated Loan Agreement, the proceeds of which will be used to pay the Redemption Amount of such Trust Securities, and (b) with respect to the distribution of an Exchange Note pursuant to Section 9.2(b) upon the occurrence of an Early Termination Event, the portion of the Subordinated Note (and therefore the principal amount of such Exchange Note) equal to the Liquidation Preference of the Capital Security exchanged for such Exchange Note.
“Liquidation Amount” means the amount of the Common Securities which shall be distributed in respect thereto, following the making of preferential Distributions with respect to the Capital Securities, in the event of the liquidation of the Trust; the Liquidation Amount shall be in an original amount of $309,278 for the Common Securities in the aggregate and shall be reduced effective upon each Unscheduled Redemption by the Redemption Amount distributed in each such event in respect of the Common Securities.
“Liquidation Date” means the date on which Exchange Notes are to be distributed to Holders of Capital Securities in connection with a termination and liquidation of the Trust pursuant to Section 9.2.
“Liquidation Preference” means the amount of each Capital Security which shall be distributed in respect thereto in preference to and prior to any distribution to the Common Securities in the event of the liquidation of the Trust; the Liquidation Preference shall be in an original amount of $100,000 per Capital Security and shall be reduced effective upon each Unscheduled Redemption by the Redemption Amount distributed in each such event in respect of each Capital Security.
“Loan” has the meaning specified in the Subordinated Loan Agreement.
“1940 Act” means the Investment Company Act of 1940, as amended.
“Officers Certificate” means a certificate signed by the Chairman and Chief Executive Officer, President or a Vice President, and by the Treasurer, an Associate Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary, of the Depositor, and delivered to the appropriate Trustee. Any Officers’ Certificate delivered with respect to compliance with a covenant or condition provided for in this Trust Agreement shall include:

     (a) a statement that each officer signing the Officers’ Certificate has read the covenant or condition and the definitions relating thereto;
     (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers’ Certificate;
     (c) a statement that each such officer has made such examination or investigation as, in such officer’s opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.
“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Trust, the Property Trustee or the Depositor, and who shall be reasonably acceptable to the Property Trustee.
“Original Declaration” has the meaning specified in the preamble to this Trust Agreement.
“Past Due Distribution Rate” has the meaning specified in Section 4.1.
“Paying Agent” has the meaning specified in Section 5.9.
“Payment Account” means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee with the Bank in its trust department for the benefit of the Holders in which all amounts paid in respect of the Subordinated Note will be held and from which the Property Trustee, as Paying Agent, shall make payments to the Holders in accordance with Sections 4.1 and 4.2.
“Person” means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.
“Property Trustee” means the Person identified as the “Property Trustee” in the preamble to this Trust Agreement, solely in its capacity as Property Trustee of the Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.
“Subscription Agreement” means the Subscription Agreement dated as of even date herewith, among the Trust, the Depositor and the Purchasers.
“Purchasers” shall mean the person or persons listed on the execution page to the Subscription Agreement duly accepted and counter-executed by the Depositor.

“Redemption Amount” means, with respect to any Trust Security, the portion of the Liquidation Preference or Liquidation Amount, as the case may be, thereof that shall be called for redemption in the case of an Unscheduled Redemption.
“Redemption Date” means, with respect to any Trust Security to be redeemed, the date fixed for redemption thereof, which shall be for each Unscheduled Redemption the date notified therefor as provided in Section 4.2(b).
“Relevant Trustee” has the meaning specified in Section 8.9.
“Responsible Officer” means, when used with respect to either Trustee, any officer in the Corporate Trust Administration Department of such Trustee with direct responsibility for the administration of this Trust Agreement and also means, with respect to a particular corporate trust matter, any other officer of such Trustee to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
“Restricted Legend” means a legend to be imprinted on each Capital Security as set forth on the form of Capital Security attached hereto as Exhibit C.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Securities Register” and “Securities Registrar” have the respective meanings specified in Section 5.4.
“Settlement Date” means, with respect to the Redemption Amount of any Capital Security, the date prior to the scheduled maturity thereof on which such Capital Security is to be redeemed pursuant to Section 4.2(b).
“Significant Bank Subsidiary” means, at any time, any Subsidiary that is a national bank or a state bank and that, during any of the three fiscal years then most recently ended, shall have contributed more than 10% of the consolidated net income of the Depositor and its Subsidiaries (as determined in accordance with generally accepted accounting principles).
“Special Event” shall have the meaning specified in the Subordinated Loan Agreement.
“Subordinated Loan Agreement” means the Subordinated Loan Agreement dated as of even date herewith between the Depositor and the Trust.
“Subordinated Note” means the Depositor’s Floating Rate Subordinated Note due November 1, 2031 issued pursuant to the Subordinated Loan Agreement in the original principal amount of $10,309,278.

“Subordinated Note Event of Default” means an AEvent of Default” as defined in the Subordinated Loan Agreement.
“Subordinated Note Repayment Date” means, with respect to any repayment of the Subordinated Note under the Subordinated Loan Agreement, the date fixed for repayment under the Subordinated Loan Agreement.
“Suspension Event” has the meaning specified in the Subordinated Loan Agreement.
“Trust” means the Delaware business trust identified in Section 2.1.
“Trust Agreement” means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented, from time to time, in accordance with the applicable provisions hereof.
“Trust Property” means, at any time, (i) the Subordinated Note and rights of the holder of the Subordinated Note under the Subordinated Loan Agreement, (ii) the rights of the Trust under the Expense Agreement, (iii) any cash on deposit in, or owing to, the Payment Account and (iv) all proceeds and rights in respect of the foregoing and any other property and assets at such time being held or deemed to be held by the Property Trustee pursuant to the terms of this Trust Agreement.
“Trust Securities Certificate” means any one of the Common Securities Certificates or the Capital Securities Certificates.
“Trust Security” means the Common Securities or the Capital Securities or both or any portion of either class, as relevant in the context in which the term is used.
“Trustees” means, collectively, the Property Trustee and the Delaware Trustee.
“Unscheduled Redemption” has the meaning set forth in Section 4.2.
“Unscheduled Redemption Date” means each date specified in a notice provided for in and as defined in Section 4.2(c).
ARTICLE II
THE TRUST
Section 2.1. Name. The Trust continued pursuant hereto shall be known as “MetroCorp Capital Trust I”, in which name the Property Trustee or the Administrators, as the case may be, may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued, and the Trust shall be a statutory business trust for the purposes permitted and with all legal rights granted under the laws of the State of Delaware.

Section 2.2. Office of the Delaware Trustee; Principal Place of Business. The address of the Delaware Trustee in the State of Delaware is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration-MetroCorp Capital Trust I, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Holders and the Depositor. The principal executive office of the Trust is in care of MetroCorp, Inc., 1523 8th Street, East Moline, Illinois 61244 1601, Attention: General Counsel.
Section 2.3. Organizational Expenses. The Depositor shall pay organizational and administrative expenses of the Trust as they arise or shall, upon request of any Trustee, promptly reimburse such Trustee, at cost, for any such expenses paid by such Trustee. The Depositor shall make no claim upon the Trust Property for the payment or reimbursement of such expenses.
Section 2.4. Issuance of the Capital Securities. Contemporaneously with the execution and delivery of this Trust Agreement, the Depositor and an Administrator, on behalf of the Trust, shall execute and deliver the Subscription Agreement. Contemporaneously with the execution and delivery of this Trust Agreement and the Subscription Agreement, an Administrator, on behalf of the Trust, shall execute in accordance with Section 5.2 and deliver to the Purchasers, Capital Securities Certificates representing all Capital Securities, collectively, having an aggregate Initial Liquidation Preference of $10,000,000, against receipt of the aggregate purchase price of such Capital Securities of $10,000,000 by the Trust.
Section 2.5. Issuance of the Common Securities; Subscription and Purchase of Subordinated Notes. Contemporaneously with the execution and delivery of this Trust Agreement, an Administrator, on behalf of the Trust, shall execute in accordance with Section 5.2 and deliver to the Depositor, the Common Securities Certificate, registered in the name of the Depositor, representing the Common Securities and having an aggregate Liquidation Amount of $309,278 against payment by the Depositor of $309,278 to the Trust. The Administrators, on behalf of the Trust, shall thereupon advance the aggregate purchase price of the Common Securities and the Capital Securities, in the principal amount of $10,309,278 to the Depositor, subject to fulfillment of conditions precedent under the Subordinated Loan Agreement, and in exchange for an executed Subordinated Note in such principal amount issued by the Depositor to the Trust.
Section 2.6. Declaration of Trust. The sole and exclusive purpose and function of the Trust is (i) to issue and sell the Trust Securities as provided in Sections 2.4 and 2.5; (ii) to advance the purchase price from the issuance of the Trust Securities as proceeds of a loan under the Subordinated Loan Agreement evidenced by the Subordinated Note; (iii) to distribute the income of the Trust as provided in this Trust Agreement; and (iv) to engage in those activities necessary, convenient or incidental to the foregoing. The Trust shall not have the authority to issue additional Common Securities or additional Capital Securities. The Depositor hereby appoints the Trustees as trustees of the Trust, to have all the rights, powers and duties set forth herein, and the Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Trust and the Holders. The Administrators shall have all rights, powers and duties set forth herein with respect to accomplishing the purposes of the Trust and shall not be trustees or fiduciaries with respect to the Trust. The Property Trustee shall have the power (but shall have no duty) to perform those duties assigned to the Administrators. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Property Trustee or the Administrators set forth herein. The Delaware Trustee shall be one of the Trustees of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Business Trust Act.
Section 2.7. Authorization to Enter into Certain Transactions. (a) The Trustees and the Administrators shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in Section 2.7(b), and in accordance with the following clauses (i) and (ii), the Property Trustee and the Administrators shall have the authority and are hereby specifically authorized and directed to cause the Trust to enter into all transactions and execute, deliver and perform agreements determined by the Property Trustee or the Administrators to be appropriate under this Trust Agreement, and to perform all acts in furtherance thereof, including without limitation the following:
     (i) Notwithstanding any provision in this Trust Agreement to the contrary, each Administrator shall have the power and authority and is hereby authorized and directed to act on behalf of the Trust with respect to the following matters:
     (A) to execute, deliver, issue and sell the Trust Securities and to acquire the Subordinated Note with the proceeds of such sale; provided, however, that the Administrators shall cause legal title to the Subordinated Note to be held of record in the name of the Property Trustee for the benefit of the Holders;
     (B) to cause the Trust to enter into, and to execute, deliver and perform on behalf of the Trust, the Expense Agreement, the Subscription Agreement, the Subordinated Loan Agreement, and each other agreement and instrument (including, without limitation, such certificates, cross-receipts and other papers as may be necessary in connection with the issuance and sale of the Trust Securities and the purchase of the Subordinated Note) as such Administrator deems necessary, incidental or desirable in connection with the purposes and function of the Trust;
     (C) to send notices (other than notices of default) and other information regarding the Trust Securities and the Subordinated Notes to the Holders in accordance with this Trust Agreement;
     (D) to consent to the appointment of a Paying Agent and Securities Registrar in accordance with this Trust Agreement, which consent shall not be unreasonably withheld;
     (E) to remove a Paying Agent and to appoint a successor Paying Agent in accordance with this Trust Agreement;

     (F) to the extent provided in this Trust Agreement, to wind up the affairs of and liquidate the Trust;
     (G) unless otherwise determined in accordance with the provisions of this Agreement or the Subordinated Loan Agreement by the Property Trustee or the Holders of at least a majority of the sum of the Liquidation Preference of the Capital Securities then outstanding and the Liquidation Amount of the Common Securities then outstanding, or as otherwise required by the Delaware Business Trust Act, to execute on behalf of the Trust (either acting alone or together with any or all of the other Administrators) any documents that the Administrators have the power to execute pursuant to this Trust Agreement; and
     (H) to take any action incidental or convenient to the foregoing as such Administrator may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder).
     (ii) As among the Trustees, the Property Trustee shall have the power and authority and is hereby authorized and directed to act on behalf of the Trust with respect to the following matters:
     (A) to act as Paying Agent and/or Securities Registrar to the extent appointed as such hereunder;
     (B) to establish the Payment Account;
     (C) to collect in the Payment Account interest, principal and any other payments made to the Property Trustee in respect of the Subordinated Note;
     (D) to distribute from the Trust Property amounts owed to the Holders in respect of the Trust Securities pursuant to this Trust Agreement;
     (E) to receive and take title to the Subordinated Note and to exercise all of the rights, powers and privileges of the holder of the Subordinated Note;
     (F) to send notices of default and other information regarding the Trust Securities and the Subordinated Note to the Holders in accordance with this Trust Agreement;
     (G) to distribute the Trust Property in accordance with the terms of this Trust Agreement;

     (H) to the extent provided in this Trust Agreement, to wind up of the affairs of and liquidate the Trust and to prepare, execute and file the certificate of cancellation with the Secretary of State of the State of Delaware;
     (I) to take any action incidental or convenient to the foregoing (including executing any certificate or acknowledgment of the Property Trustee’s receipt of the Subordinated Note) as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and to protect and conserve the Trust Property for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder); and
     (J) subject to the provisions of this Section 2.7(a)(ii), the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Administrators set forth in this Trust Agreement.
     In the event of a conflict between the action of the Administrators and the action of the Property Trustee, the action of the Property Trustee shall prevail.
     (b) So long as this Trust Agreement remains in effect, the Trust (or the Trustees or Administrators acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, neither the Trustees nor the Administrators shall (i) acquire any investments or engage in any activities not authorized by this Trust Agreement, (ii) issue any securities other than the Trust Securities the issuance of which is provided for in this Trust Agreement, (iii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Holders, except as expressly provided herein, (iv) take any action that, to such Trustee’s or Administrator’s actual knowledge, would cause the Trust to be classified as an association taxable as a corporation for United States federal income tax purposes, (v) incur any indebtedness for borrowed money or issue any other debt or (vi) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Administrators and the Property Trustee shall defend the Trust Property against all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Holders in their capacity as Holders.
     (c) In connection with the issue and sale of the Capital Securities, the Depositor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):
     (i) the preparation by the Trust of any private offering documents, including any amendment or supplement thereto, in relation to the Capital Securities and the taking of any action necessary to obtain an exemption from the Securities Act;

     (ii) the determination of the States in which to take appropriate action to qualify or register for sale all, or part, of the Capital Securities and the determination of any and all such acts, other than actions which must be taken by or on behalf of the Trust, and the advice to the Trustees of actions they must take on behalf of the Trust, and the preparation for execution and filing of any documents to be executed and filed by the Trust or on behalf of the Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such States;
     (iii) the negotiation of the terms of, and the execution and delivery of, the Subscription Agreement providing for the sale of the Capital Securities; and
     (iv) the taking of any other actions necessary, incidental or desirable to carry out any of the foregoing activities.
     (d) Notwithstanding anything herein to the contrary, the Administrators are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust will not be deemed to be an Ainvestment company@ required to be registered under the 1940 Act, or to be classified as an association taxable as a corporation for United States federal income tax purposes, and so that the Subordinated Note will be treated as indebtedness of the Depositor for United States federal income tax purposes. In this connection, the Administrators and the Depositor are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that each of any Administrator and the Depositor determines in its discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect the interests of the Holders of the Capital Securities or vary the terms of the Capital Securities or the Subordinated Note.
Section 2.8. Assets of Trust. The assets of the Trust shall consist of the Trust Property.
Section 2.9. Title to Trust Property. Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Trust and the Holders in accordance with this Trust Agreement.
ARTICLE III
PAYMENT ACCOUNT
Section 3.1. Payment Account. (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and any agent of the Property Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Holders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

     (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, or any other payments, in respect of the Subordinated Note.
     (c) Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.
ARTICLE IV
DISTRIBUTIONS; REDEMPTION
Section 4.1. Distributions. (a) The Trust Securities represent undivided beneficial interests in the Trust Property, and Distributions will be made on the Trust Securities as provided herein on the dates that payments of interest are made on the Subordinated Note. Accordingly:
     (i) Distributions on the Trust Securities shall be cumulative, and will accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accrue from the Closing Date, and, except to the extent that the Depositor exercises its right to defer the payment of interest on the Subordinated Note in accordance with Section 3.02 of the Subordinated Loan Agreement, shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31, of each year, commencing on December 31, 2001. If any date on which a Distribution otherwise would be payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), or, if such Business Day falls in the next calendar year, on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with this Section 4.1(a), a “Distribution Date”).
     (ii) Distributions on the Trust Securities shall accrue and accumulate until paid at the prime rate of interest as last reported in the “Money Rate” section of the Wall Street Journal adjusted on the first Business Day of each month, plus seventy-five (75) basis points (the “Scheduled Rate”) from the date it is made until maturity (the “Scheduled Distribution Rate”). The Distributions payable for any full period shall be computed on the basis of a 360-day year of twelve 30-day months. The Distributions for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months.
     (iii) Distributions on the Trust Securities shall be made by the Property Trustee from the Payment Account and shall be payable on each Distribution Date only to the extent that the Trust has funds actually received by the Property Trustee and then on hand and available in the Payment Account for the payment of such Distributions.
     (b) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities on

the relevant record date for such Distribution Date, which shall be the date five days prior to such Distribution Date.
Section 4.2. Redemption. (a) Unscheduled Redemptions, Including Upon Acceleration of the Loan. The Loan may be prepaid in whole or in part on dates and subject to the terms and conditions specified in the Subordinated Loan Agreement; provided that if during the 90-Day Period (as defined in the Subordinated Loan Agreement) there is available to the Trust (alone or in conjunction with the Company) the opportunity to eliminate, within the 90-Day Period, the Special Event that has given rise to the right of the Company to prepay the Loan pursuant to Section 2.02 of the Subordinated Loan Agreement by the Trust’s taking some Ministerial Action (as defined in the Subordinated Loan Agreement), the Trust shall pursue such Ministerial Action in lieu of the Unscheduled Redemption. Subject to the provisions of the final paragraph of Section 4.2(c) and to Section 4.3, in the event of a prepayment of the Loan (including any payments made as a result of acceleration of the Loan), the Trust shall redeem the Trust Securities in an amount corresponding to the Like Amount of the prepayment on the Loan (an “Unscheduled Redemption”), and any such Unscheduled Redemption shall be made on the date of the prepayment of the Loan (including the payment made by the Depositor as a result of acceleration of the Loan) together with accumulated and unpaid Distributions payable on such date to the Trust Securities. Each Unscheduled Redemption, with respect to each Trust Security so redeemed, shall reduce the Liquidation Preference or the Liquidation Amount, as the case may be, of such Trust Security by the Redemption Amount paid to the Holder thereof.
     (b) Redemption Procedures. Notice of any Unscheduled Redemption (which notice will be irrevocable) other than an Unscheduled Redemption that results from acceleration of the Loan (in which event the Property Trustee, upon a Responsible Officer of the Property Trustee obtaining actual knowledge thereof, will give prompt notice to each record Holder of Trust Securities) shall be prepared by the Administrators and will be given by the Trust to each record Holder of Trust Securities not less than 30 days and not more than 60 days prior to the date fixed for such Unscheduled Redemption which notice shall specify such date (the “Unscheduled Redemption Date”), the applicable Redemption Amount and accumulated and unpaid Distributions, each as payable to said Holder on said Unscheduled Redemption Date and shall provide a reasonably detailed computation of such amounts. If the Trust gives a notice of redemption, then the applicable Redemption Amount in such notice will become due and payable on such Unscheduled Redemption Date and by 1:00 p.m., New York City time on the date fixed for redemption, the Trust will redeem the Trust Securities at the Redemption Amount. In the event that payment of the Redemption Amount is improperly withheld or refused and not paid by either the Trust or the Depositor pursuant to the Guarantee Agreement, Distributions on the Trust Securities, called for redemption will continue to accumulate at the Past Due Distribution Rate until the date that the Redemption Amount (adjusted for additional Distributions accrued until the date of actual payment) is actually paid, and the Holders of Capital Securities may, until such payment, exercise all of their rights as Holders of the Capital Securities.
     (c) Other Redemption Matters. In the event of any partial redemption of the Capital Securities pursuant to Section 4.2(a), the amount to be so applied to the redemption of the Capital

Securities will be allocated among all outstanding Capital Securities, as nearly as practicable in proportion to the respective Liquidation Preferences thereof (with adjustments to equalize for any prior redemption not in such proportion).
     The Trust will redeem Trust Securities on any Unscheduled Redemption Date only to the extent it has funds then on hand and available therefor in the Payment Account.
     The Depositor will promptly cancel all Capital Securities acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of the Capital Securities pursuant to any provision of this Agreement, or otherwise, and no Capital Securities may be issued in substitution or exchange for any such Capital Securities.
     Notwithstanding anything to the contrary herein, no Common Securities shall be redeemed or purchased by the Trust until all Capital Securities shall have been redeemed or purchased by the Trust in full in accordance with Section 4.2(a), and no amounts received following an acceleration of the Subordinated Note shall be distributed to the Holder of the Common Securities until all amounts owing on the Capital Securities, including the Liquidation Preference and all accrued Distributions are paid in full.
Section 4.3. Distributions to and Subordination of Common Securities. (a) The Trust shall not make any Distribution to, or Unscheduled Redemption of, Common Securities on any date other than a date on which it is making a Distribution to, or Unscheduled Redemption of, Capital Securities. On any date for payment of Distributions to or for any Unscheduled Redemption of Capital Securities, the Trust shall make the payment of the Distribution and Redemption Amount to the Holders of Capital Securities prior to making any payment in respect of the Common Securities. If there is any excess monies in the Trust, so long as no Default, Event of Default or Suspension Event of which a Responsible Officer of the Trustee has actual knowledge, has occurred and is continuing, Common Securities shall be paid such excess on the date Distributions are made to the Capital Securities. After payment in full of all Distributions and the aggregate Liquidation Preference has been made in respect of the Capital Securities, any balance remaining in the Payment Account shall be distributed by the Trust to the Depositor as the Holder of Common Securities either by way of Distribution or redemption of Common Securities as the Trust shall declare. If, at any time, a Responsible Officer of the Property Trustee has actual knowledge that a Default, Event of Default or Suspension Event shall have occurred and be continuing, no payment of any kind shall be made in respect of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition, of Common Securities, shall be made unless payment in full in cash of all amounts with respect to the Capital Securities has been made or provided for including, without limitation, all accumulated and unpaid Distributions on all outstanding Capital Securities for all Distribution periods terminating on or prior thereto, and in the case of payment of the Redemption Amount the full amount of such Redemption Amount on all outstanding Capital Securities together with all accrued Distributions. At all times and for all distributions and payments on Trust Securities, all funds available to the Property Trustee shall first be applied to the payment in full of all Distributions on, or the Redemption Amount of, Capital Securities before any payment on the Common Securities.

     (b) If an Event of Default resulting from any Subordinated Note Event of Default shall occur and be continuing, the Holder of Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under this Trust Agreement until the effects of all such Events of Default with respect to the Capital Securities have been cured, waived or otherwise eliminated. If a Responsible Officer of the Property Trustee has obtained actual knowledge that any such Event of Default under this Trust Agreement has occurred, then until the Property Trustee has received written notice from the Holders of not less than 51% of the Liquidation Preference of the Capital Securities at the time outstanding that the effects of such Event of Default with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Capital Securities and not on behalf of the Holder of the Common Securities, and only the Holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.
Section 4.4. Payment Procedures. Payments of Distributions (including interest accrued at the Past Due Distribution Rate on any past due Redemption Amount or Distributions, if applicable) and Redemption Amounts in respect of the Capital Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register on the relevant Distribution Dates. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Holder of the Common Securities.
Section 4.5. Tax Returns and Reports. The Administrators shall prepare (or cause to be prepared), at the Depositor=s expense, and file all United States federal, state and local tax returns and reports required to be filed by or in respect of the Trust. In this regard, the Administrators shall prepare and file (or cause to be prepared and filed) the appropriate Internal Revenue Service form required to be filed in respect of the Trust in each taxable year of the Trust and shall prepare and furnish (or cause to be prepared and furnished) to each Holder a Form 1099 or the appropriate Internal Revenue Service form required to be furnished to such Holder or the information required to be provided on such form. The Administrators shall provide the Depositor and the Property Trustee with a copy of all such returns, reports and information promptly after such filing or furnishing. The Administrators and the Property Trustee shall comply with United States federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Holders under the Trust Securities.
Section 4.6. Payment of Taxes; Duties of the Trustee. The Property Trustee, upon receipt of written notice and direction from the Depositor or the Administrators, and only to the extent the Property Trustee actually has received and holds amounts legally available therefor, shall promptly cause any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Trust by the United States or any other taxing authority to be paid. The Depositor agrees to pay all such amounts so that the Trust Property will not be used or diminished by such tax payments.

Section 4.7. Payments under Subordinated Loan Agreement or Guarantee Agreement or Pursuant to Direct Actions. Any amount payable hereunder to any Holder of Capital Securities shall be reduced by the amount of any corresponding payment such Holder has directly received pursuant to Section 8.01 of the Subordinated Loan Agreement or pursuant to the Guarantee Agreement or pursuant to Section 5.11 of this Trust Agreement.
Section 4.8. Liability of the Holder of Common Securities. The Holder of the Common Securities shall be liable for the debts and obligations of the Trust as set forth in the Expense Agreement.
ARTICLE V
TRUST SECURITIES CERTIFICATES
Section 5.1. Initial Ownership. From the formation of the Trust and the contribution by the Depositor pursuant to the Original Declaration and until the issuance of the Trust Securities the Depositor has been, and at any time during which no Trust Securities are outstanding the Depositor shall be, the holder of the sole beneficial interest in the Trust.
Section 5.2. The Trust Securities Certificates. The Capital Securities Certificates shall be issued in minimum denominations of $1,000 Initial Liquidation Preference and integral multiples thereof, and the Common Securities Certificate shall be issued in the initial denomination of $309,278 Initial Liquidation Amount. The Trust Securities Certificates shall be executed on behalf of the Trust by manual or facsimile signature of at least one Administrator. Trust Securities Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Holder, and shall be entitled to the rights and subject to the obligations of a Holder hereunder, upon due registration of such Trust Securities Certificate in such transferee=s name pursuant to Section 5.4.
Section 5.3. Execution and Delivery of Trust Securities Certificates. On the Closing Date, the Administrators shall cause Trust Securities Certificates, consisting of the Capital Securities in the aggregate Initial Liquidation Preference as provided in Section 2.4 and the Common Securities having an aggregate Initial Liquidation Amount as provided in Section 2.5, to be executed by an Administrator on behalf of the Trust and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president, any executive vice president or any vice president, treasurer or assistant treasurer or controller, without further corporate action by the Depositor and without further action by the Trust, in authorized denominations.
Section 5.4. Registration of Transfer and Exchange of Capital Securities Certificates. (a) The Securities Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.8, a register or registers for the purpose of registering Trust Securities Certificates and transfers and exchanges of Capital Securities Certificates as herein provided (the “Securities Register”), in which the registrar thereof (the “Securities Registrar”) designated by the Property Trustee with the reasonable consent of the Administrators, subject to such reasonable regulations as the Securities Registrar may prescribe, shall provide for the registration of Capital Securities Certificates and Common Securities Certificates (subject to Section 5.10 in the case of the Common Securities Certificates) and registration of transfers and exchanges of Capital Securities Certificates as herein provided. The Property Trustee shall be the initial Securities Registrar. The provisions of this Trust Agreement, including Sections 8.1, 8.3 and 8.6, shall apply to the Property Trustee also in its role as Securities Registrar, for so long as the Property Trustee shall act as Securities Registrar.
     Upon surrender for registration of transfer of any Capital Securities Certificate at the office or agency maintained pursuant to Section 5.8, the Administrators or any one of them shall (i) prepare, execute and deliver, in the name of the designated transferee or transferees, one or more new Capital Securities Certificates in authorized denominations of a like aggregate Liquidation Preference as the then current Liquidation Preference of the Capital Securities Certificate so surrendered for registration of transfer and dated the date of execution by such Administrator, and (ii) notify and instruct the Securities Registrar regarding the appropriate entries to be made in the Securities Register.
     The Securities Registrar shall not be required to register the transfer of any Capital Securities that have been called for redemption.
     At the option of a Holder, Capital Securities Certificates may be exchanged for other Capital Securities Certificates in authorized denominations of a like aggregate Liquidation Preference as the then current aggregate Liquidation Preference of the Capital Securities Certificates to be surrendered for exchange upon surrender of the Capital Securities Certificates to be exchanged at the office or agency maintained pursuant to Section 5.8. Whenever any Capital Securities Certificates are so surrendered for exchange, an Administrator shall (i) prepare, execute and deliver the Capital Securities Certificates which the Holder making the exchange is entitled to receive, and (ii) notify and instruct the Securities Registrar regarding the appropriate entries to be made in the Securities Register.
     Every Capital Securities Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in customary form duly executed by the Holder or his attorney duly authorized in writing. Each Capital Securities Certificate surrendered for registration of transfer or exchange shall be delivered by an Administrator to the Securities Registrar and, upon receipt thereof by the Securities Registrar, shall be canceled and subsequently disposed of by the Securities Registrar in accordance with its customary practice.
     No service charge shall be made for any registration of transfer or exchange of Capital Securities Certificates, but the Securities Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Capital Securities Certificates.

     (b) Capital Securities Certificates shall bear a Restricted Legend. At any time after the Securities Registrar has received an Opinion of Counsel stating that the Capital Securities may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, a new Capital Securities Certificate which does not bear a Restricted Legend may be issued in exchange for or in lieu of a Capital Securities Certificate or any portion thereof which bears such a legend. Neither the Property Trustee nor the Securities Registrar shall be required to ensure or verify compliance with securities laws, including the Securities Act, Exchange Act and 1940 Act in connection with transfers and exchanges of Capital Securities Certificates.
Section 5.5. Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates. If (i) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate and (ii) there shall be delivered to the Securities Registrar and the Administrators such security or indemnity as may be required by them to save each of them harmless (provided that if the Holder of such Trust Securities Certificate is an original Purchaser or an Institutional Investor, such Holder=s own unsecured agreement of indemnity shall be deemed acceptable) then, in the absence of notice that such Trust Securities Certificate shall have been acquired by a protected purchaser (as such term is used in section 8-303 of the Delaware Uniform Commercial Code), the Administrators, or any of them, on behalf of the Trust shall prepare, execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination or, after the Liquidation Date, an Exchange Note. In connection with the issuance of any new Trust Securities Certificate or any Exchange Note under this Section, the Administrators or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the Trust Property, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.
Section 5.6. Persons Deemed Holders. The Property Trustee, the Administrators and the Securities Registrar shall treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving Distributions and for all other purposes whatsoever, and neither the Property Trustee, the Administrators nor the Securities Registrar shall be bound by any notice to the contrary.
Section 5.7. Access to List of Holders= Names and Addresses. The Administrators or the Depositor shall furnish or cause to be furnished (unless the Property Trustee is acting as Securities Registrar with respect to the Trust Securities) a list, in such form as the Property Trustee may reasonably require, of the names and addresses of the Holders as of the most recent record date (a) to the Property Trustee, quarterly at least five Business Days before each Distribution Date, and (b) to the Property Trustee, promptly after receipt by the Depositor of a request therefor from the Property Trustee in order to enable the Property Trustee to discharge its obligations under this Trust Agreement, in each case to the extent such information is in the possession or control of the

Administrators or the Depositor and is not identical to a previously supplied list or has not otherwise been received by the Property Trustee in its capacity as Securities Registrar. Each Holder, by receiving and holding a Trust Securities Certificate, shall be deemed to have agreed not to hold the Depositor, the Property Trustee or the Administrators accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.
Section 5.8. Maintenance of Office or Agency. The Trust shall maintain an office or offices or agency or agencies where Capital Securities Certificate may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trust in respect of the Trust Securities may be served. The Administrators initially designate Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: MetroCorp Capital Trust I Administrators, c/o Corporate Trust Administration, as the office for such purposes. The Administrators or the Property Trustee, as the case may be, shall give prompt written notice to the Depositor and to the Holders of any change in the location of the Securities Registrar or any such office or agency.
Section 5.9. Appointment of Paying Agent. The Trust shall maintain an office or agency (the “Paying Agent”) where the Capital Securities may be presented for payment and from which Distributions and other payments may be made. The Trust appoints the Property Trustee as the initial Paying Agent. The Paying Agent shall make Distributions to Holders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee (if the Property Trustee is not also the Paying Agent) and the Administrators. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making the Distributions referred to above. The Administrators, on behalf of the Trust, may revoke such power and remove the Paying Agent in their sole discretion. The Paying Agent shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and reasonably acceptable to the Administrators and the Depositor. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days= written notice to the Administrators and the Property Trustee. In the event that the Property Trustee shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrators shall appoint a successor that is reasonably acceptable to the Property Trustee and the Depositor to act as Paying Agent (which shall be a bank or trust company having a combined capital and surplus of at least $100,000,000). Such successor Paying Agent or any additional Paying Agent shall execute and deliver to the Property Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Property Trustee that, as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Holders in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders. The Paying Agent shall return all unclaimed funds to the Property Trustee, and upon removal of a Paying Agent, such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of this Trust Agreement, including Sections 8.1, 8.3 and 8.6, shall apply to the Property Trustee also in its role as Paying Agent, for so long as the Property Trustee shall act as Paying Agent, and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Trust Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

Section 5.10. Ownership of Common Securities by Depositor. On the Closing Date, the Depositor shall acquire and retain beneficial and record ownership of the Common Securities. To the fullest extent permitted by law, other than a transfer in connection with a consolidation or merger of the Depositor into another Person, or any conveyance, transfer or lease by the Depositor of its properties and assets substantially as an entirety to any Person, pursuant to Section 7.04 of the Subordinated Loan Agreement, any attempted transfer of the Common Securities shall be void. The Administrators shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating, AThis Certificate Is Not Transferable@. At no time shall there be more than one Common Securities Certificate outstanding.
Section 5.11. Rights of Holders. (a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.9, and the Holders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Trust conferred by their Trust Securities, and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. Holders of the Trust Securities shall have no preemptive or similar rights to subscribe for additional Trust Securities. When issued and delivered to Holders of Capital Securities against payment of the purchase price therefor, the Capital Securities will be validly issued, fully paid and nonassessable undivided beneficial interests in the Trust Property. Subject to Section 4.8 in the case of the Common Securities, the Holders, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.
     (b) For so long as any Capital Securities remain outstanding, if, upon a Subordinated Note Event of Default which gives the holder of the Subordinated Note the right to declare the principal of such Subordinated Note to be immediately due and payable, the Property Trustee fails to declare the principal of the Subordinated Note to be immediately due and payable after having been requested in writing to do by the Holders of at least 51% of the Liquidation Preference of the Capital Securities then outstanding, the Holders of at least 51% of the Liquidation Preference of the Capital Securities then outstanding shall have such right by a notice in writing to the Depositor and the Property Trustee; and upon any such declaration such principal amount of and the accrued interest on the Subordinated Note shall become immediately due, provided that the payment of principal and interest on such Subordinated Note shall remain subordinated to the extent provided in the Subordinated Loan Agreement.
     At any time after such a declaration of acceleration with respect to the Subordinated Note has been made and before a judgment or decree for payment of the money due has been obtained by the Property Trustee, the Holders of at least 51% of the Liquidation Preference of the Capital Securities then outstanding, by written notice to the Property Trustee and the Depositor, may rescind and annul such declaration and its consequences if:

     (i) the Depositor has paid or deposited with the Property Trustee a sum sufficient to pay
     (A) all overdue installments of interest on the Subordinated Note; and
     (B) the principal of the portion of the Subordinated Note which has become due otherwise than by such declaration of acceleration; and
     (ii) all Defaults and Subordinated Note Events of Default, other than the non-payment of the principal of the Subordinated Note which has become due solely by such acceleration, have been cured or waived as provided in Article VIII of the Subordinated Loan Agreement.
     The Holders of at least 66 2/3% of the Liquidation Preference of the Capital Securities then outstanding may, on behalf of the Holders of all the Capital Securities, waive any Default or Subordinated Note Event of Default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and interest on any of the foregoing has been deposited with the Property Trustee) or a default in respect of a covenant or provision which under the Subordinated Loan Agreement cannot be modified or amended without the consent of all of the Holders of the Capital Securities. No such rescission shall affect any subsequent Default or Subordinated Note Event of Default or impair any right consequent thereon.
     (c) For so long as any Capital Securities remain outstanding, upon a Subordinated Note Event of Default specified in Section 8.01(a), 8.01(b) or 8.01 (c) of the Subordinated Loan Agreement, any Holder of Capital Securities shall have the right to institute a proceeding directly against the Depositor for enforcement of payment to such Holder of the principal amount of and interest on the portion of the Subordinated Note having the principal amount equal to the Liquidation Preference of the Capital Securities of such Holder (a ADirect Action@). Except as set forth in Section 5.11(b) and this Section 5.11(c) Holders of Capital Securities shall have no right to exercise directly any right or remedy available to holders of, or in respect of, the Subordinated Note unless and until Exchange Notes shall have been distributed to them pursuant to Section 9.2(b).
ARTICLE VI
ACTS OF HOLDERS; VOTING
Section 6.1. Limitations on Voting Rights. (a) Except as provided in this Section 6.1 and in Sections 5.11(b) and (c) hereof, in Article VIII in the Subordinated Loan Agreement and in Section 7.3 of the Subscription Agreement, and as otherwise required by law, no Holder of Capital Securities, shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto.
     (b) So long as the Subordinated Note is held by the Property Trustee, the Property Trustee shall not (i) declare that the principal of the Subordinated Note shall be due and payable or otherwise direct the time, method or place of conducting any proceeding for any remedy available under the Subordinated Loan Agreement with respect to such Subordinated Note, (ii) waive any Default or Subordinated Note Event of Default which is waivable under Section 9.05 of the Subordinated Loan Agreement, (iii) exercise any right to rescind or annul a declaration that the principal of the Subordinated Note shall be due and payable or (iv) consent to any amendment, modification or termination of the Subordinated Loan Agreement or the Subordinated Note without, in each case, obtaining the prior approval of the Holders of at least a majority of the Liquidation Preference of the Capital Securities then outstanding; provided, however, that where a consent under the Subordinated Loan Agreement would require the consent of the holder of the Subordinated Note or the consent of all of the Holders of the outstanding Capital Securities or, where a consent under this Trust Agreement would change the amount or time of any Redemption Amount, Redemption Date, or reduce the rate or change the method of computing or change the time of payment of Distributions, or change the provisions of Section 5.11(b) or (c) or of this Section 6.1, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Capital Securities then outstanding. The Administrators and the Property Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of Capital Securities, except by a subsequent vote of the Holders of Capital Securities. The Property Trustee shall notify all Holders of Capital Securities of any notice of Default or Subordinated Note Event of Default received by the Property Trustee under the Subordinated Loan Agreement. In addition to obtaining the foregoing approvals of Holders of Capital Securities, prior to taking any of the foregoing actions, the Administrators and the Property Trustee shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that such action shall not cause the Trust to be classified as an association taxable as a corporation for United States federal income tax purposes. The Trust at no time shall elect to be classified as an association taxable as a corporation for United States federal income tax purposes.
     (c) No amendment to this Trust Agreement shall be effective except with the approval of the Holders of at least a majority (100% in the case of an amendment of the terms of Section 6.1(b)) of the Liquidation Preference of the Capital Securities then outstanding. Notwithstanding any other provision of this Trust Agreement, no amendment to this Trust Agreement may be made if, as a result of such amendment, it would cause the Trust to be classified as an association taxable as a corporation for United States federal income tax purposes.
Section 6.2. Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Property Trustee. Such instrument or instruments (and the action embodied therein and instrument and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.1) conclusive in favor of the Trustees, if made in the manner provided in this Section.

     The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be provided in any other manner which any Trustee receiving the same deems sufficient.
     Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Trust Security shall bind every future Holder of the same Trust Security and the Holder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.
Section 6.3. Inspection of Records. Upon reasonable notice to the Administrators and the Property Trustee, the records of the Trust shall be open to inspection by Holders during normal business hours for any purpose reasonably related to such Holder=s interest as a Holder.
ARTICLE VII
REPRESENTATIONS AND WARRANTIES
Section 7.1. Representations and Warranties of the Property Trustee and the Delaware Trustee. The Property Trustee and the Delaware Trustee, each severally on behalf of and only as to itself, hereby represents and warrants for the benefit of the Depositor and the Holders that:
     (a) the Property Trustee (i) is a banking corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has its principal place of business in the State of Delaware, and (iii) has a combined capital and surplus of at least $100,000,000;
     (b) the Property Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;
     (c) the Delaware Trustee is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;
     (d) the Delaware Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

     (e) this Trust Agreement has been duly authorized, executed and delivered by the Property Trustee and the Delaware Trustee and (assuming due authorization, execution and delivery hereof by the Depositor) constitutes the valid and legally binding agreement of each of the Property Trustee and the Delaware Trustee enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors= rights and to general equity principles;
     (f) the execution, delivery and performance of this Trust Agreement by each of the Property Trustee and the Delaware Trustee has been duly authorized by all necessary corporate or other action on the part of the Property Trustee and the Delaware Trustee and does not require any approval of stockholders of the Property Trustee or the Delaware Trustee and such execution, delivery and performance will not (i) violate the charter or by-laws of the Property Trustee or the Delaware Trustee, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee or the Delaware Trustee is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the United States or the State of Delaware, as the case may be, governing the banking or trust powers of the Property Trustee or the Delaware Trustee (as appropriate in context) or any order, judgment or decree applicable to the Property Trustee or the Delaware Trustee;
     (g) neither the authorization, execution or delivery by the Property Trustee or the Delaware Trustee of this Trust Agreement nor the consummation of any of the transactions by the Property Trustee or the Delaware Trustee (as appropriate in context) contemplated herein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any Delaware or United States federal governmental authority or agency under the laws of the United States or the State of Delaware governing the banking or trust powers of the Property Trustee or the Delaware Trustee, as the case may be; and
     (h) there are no proceedings pending or, to the best of each of the Property Trustee=s and the Delaware Trustee=s knowledge, threatened against or affecting the Property Trustee or the Delaware Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of the Property Trustee or the Delaware Trustee, as the case may be, to enter into or perform its obligations as one of the Trustees under this Trust Agreement.
Section 7.2. Representations and Warranties of Depositor. The Depositor hereby represents and warrants for the benefit of the Holders that the Trust Securities Certificates issued hereunder on behalf of the Trust have been duly authorized and will have been, duly and validly executed, issued and delivered by the Administrators pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement and the Holders will be, as of each such date, entitled to the benefits of this Trust Agreement.

ARTICLE VIII
THE TRUSTEES; THE ADMINISTRATORS
Section 8.1. Certain Duties and Responsibilities. (a) The duties and responsibilities of the Trustees and Administrators shall be as provided by this Trust Agreement. The Property Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Trust Agreement, and no implied covenants shall be read into this Trust Agreement against the Trustees. In case an Event of Default has occurred (that has not been cured or waived), the Property Trustee shall exercise such of the rights and powers vested in it by this Trust Agreement, and use the same degree of care and skill in the exercise thereof, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Notwithstanding the foregoing, no provision of this Trust Agreement shall require the Trustees or the Administrators to expend or risk their own funds or otherwise to incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of, or affording protection to the Trustees or the Administrators shall be subject to the provisions of this Section 8.1.
     (b) No provision in this Trust Agreement shall be construed to release an Administrator from liability for his own negligent action, his own negligent failure to act, or his own willful misconduct. To the extent that, at law or in equity, an Administrator has duties (including fiduciary duties) to the Trust or to the Holders, and liabilities relating thereto, such Administrator shall not be liable to the Trust or to any Holder for such Administrator=s good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Administrators otherwise existing at law or in equity, are agreed by the Depositor and the Holders to replace such other duties and liabilities of the Administrators.
     (c) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Holder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This Section 8.1(c) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement.
     (d) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

     (i) the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;
     (ii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than 51% of the Liquidation Preference of the Capital Securities at the time outstanding (or such lesser percentage of the Liquidation Preference of Capital Securities specified herein for the taking of any such action) relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;
     (iii) the Property Trustee=s sole duty with respect to the custody, safe keeping and physical preservation of the Subordinated Note and the Payment Account shall be to deal with such property in a manner similar to that which the Property Trustee uses when dealing with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement;
     (iv) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree separately in writing with the Depositor; and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section 3.1 and except to the extent otherwise required by law; and
     (v) the Property Trustee shall not be responsible for monitoring the compliance by the Administrators or the Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of the Administrators or the Depositor.
Section 8.2. Certain Notices. Within five Business Days after a Responsible Officer of the Property Trustee obtains actual knowledge of the occurrence of any Default or Event of Default, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such Default or Event of Default to the Holders, the Administrators and the Depositor.
     Within two Business Days after the Property Trustee’s receipt of written notice of the Depositor=s exercise of its right to defer the payment of interest on the Subordinated Note pursuant to the Subordinated Loan Agreement, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such exercise to the Holders, unless prior to transmitting such notice the Property Trustee has received written notice that such exercise shall have been revoked.
Section 8.3. Certain Rights of Property Trustee. Subject to the provisions of Section 8.1:

     (a) the Property Trustee may conclusively rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation or instruction of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;
     (b) any direction or act of the Depositor or the Administrators contemplated by this Trust Agreement may be sufficiently evidenced by an Officers= Certificate or by a writing signed by the Administrators and including the statements set forth in clauses (a) — (d) of the definition of Officer’s Certificate, respectively;
     (c) whenever in the administration of this Trust Agreement, the Property Trustee shall deem it desirable that a matter be established before undertaking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officer=s Certificate as to such factual matters (other than the interpretation of this Agreement) and/or an Opinion of Counsel, which, upon receipt of such request, shall be promptly delivered by the Depositor or the Administrators;
     (d) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under securities laws, or, except to the extent specifically provided in Section 4.5 and Section 4.6 of this Trust Agreement, any filing under tax laws) or any rerecording, refiling or reregistration thereof;
     (e) the Property Trustee may consult with counsel as to legal matters (which counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;
     (f) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Holders pursuant to this Trust Agreement, unless such Holders shall have offered to the Property Trustee security or indemnity reasonably satisfactory to it (which shall be limited to an unsecured undertaking, in form and substance reasonably satisfactory to the Property Trustee, in the case of an Institutional Investor) against the costs, expenses (including reasonable attorney’s fees and expenses) and liabilities which might be incurred by it in compliance with such request or direction, including such reasonable advances as may be requested by the Property Trustee;
     (g) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless specifically requested and directed in writing to do so by one or more Holders, but the Property Trustee may in its discretion make such further inquiry or investigation into such facts or matters as it may see fit;
     (h) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agent, attorneys, custodians or nominees or an Affiliate, provided that the Property Trustee shall be responsible for its own gross negligence or recklessness with respect to selection of any agent or attorney appointed by it hereunder but shall not be responsible for any misconduct by or negligence of such Person;
     (i) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request instructions from the Holders of the Capital Securities, which instructions may only be given by the Holders of the same proportion in Liquidation Preference of the Capital Securities as would be entitled to direct the Property Trustee under the terms of the Capital Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions;
     (j) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement unless directed to do so by any Holder or Holders pursuant to the provisions hereof;
     (k) when the Property Trustee incurs expenses or renders services in connection with a Bankruptcy Event, such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors= rights generally;
     (l) the Property Trustee shall not be charged with knowledge of an Event of Default unless a Responsible Officer of the Property Trustee has obtained actual knowledge of such event or the Property Trustee has received written notice of such event from any Holder or the Depositor;
     (m) at any time that no Responsible Officer of the Property Trustee has actual knowledge that an Event of Default has occurred and is continuing, if (i) in construing any of the provisions in this Trust Agreement, the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein, or (ii) the Property Trustee is unsure of the application of any provision of this Trust Agreement or determines that it desires clarification or guidance regarding its performance under any provision of this Trust Agreement, then, except as to any matter as to which the Holders of Capital Securities are specifically entitled to vote under the terms of this Trust Agreement, the Property Trustee may deliver a notice to the Depositor (with a copy to each Holder) requesting written instruction of the Depositor (a copy of which instruction shall also be sent by the Depositor to each Holder) as to the course of action to be taken and the Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor, and the Property Trustee may rely conclusively on such instructions and shall have no liability whatsoever for such action or inaction by it in accordance with such instructions; provided, however, that until the Property Trustee has received such requested instructions it may, but shall be under no duty to, take or refrain from taking such action with respect to the matters specified in its request as it shall in good faith deem to be in the best interests of the Holders of Capital Securities;
     (n) if a Responsible Officer of the Property Trustee has actual knowledge that an Event of Default has occurred and is continuing, and (i) in construing any of the provisions in this Trust Agreement, the Property Trustee finds the same ambiguous or inconsistent with any other provision contained herein, or (ii) the Property Trustee is unsure of the application of any provision of this Trust Agreement or determines that it desires clarification or guidance regarding its performance under any provision of this Trust Agreement, then, except as to any matter as to which the Holders of Capital Securities are specifically entitled to vote under the terms of this Trust Agreement, the Property Trustee may deliver a notice to the Holders of Capital Securities requesting written instructions of such Holders as to the course of action to be taken and the Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by Holders of not less than 51% of the Liquidation Preference of the Capital Securities then outstanding, and the Property Trustee may rely conclusively on such instructions and shall have no liability whatsoever for such action or inaction by it in accordance with such instructions; provided, however, that until the Property Trustee has received such requested instructions, it may, but shall be under no duty to, take or refrain from taking such action with respect to the matters specified in its request as it shall in good faith deem to be in the best interests of the Holders of Capital Securities; and
     (o) subject to the provisions of the third sentence of Section 8.1(a), the Property Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, without gross negligence or willful misconduct, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Declaration.
     No provision of this Trust Agreement shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.
Section 8.4. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Trust and not as the statements of the Trustees, and the Trustees do not assume any responsibility for their correctness. The Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Subordinated Notes. The Trustees make no representations as to the value or condition of the Trust Property or any part thereof, or as to the validity or sufficiency of this Trust Agreement or the Trust Securities.

Section 8.5. May Hold Securities. Any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.
Section 8.6. Compensation; Indemnity Fees. The Depositor agrees:
     (a) to pay to each Trustee from time to time such compensation for all services rendered by it hereunder as the Depositor and such Trustee may agree upon in writing from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (b) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or bad faith;
     (c) to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) the Bank, (ii) each Trustee, (iii) any Affiliate of the Bank or any Trustee, (iv) any officer, director, shareholder, employee, representative or agent of any Trustee or the Bank and (v) any employee or agent of the Trust or its Affiliates (each of the foregoing referred to herein as an AIndemnified Person@), from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation, liquidation or termination of the Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified pursuant to this Section 8.6 in respect of any loss, damage or claim to the extent incurred by such Indemnified Person by reason of its own gross negligence or willful misconduct with respect to such acts or omissions; and
     (d) to the fullest extent permitted by applicable law, to advance, from time to time, prior to the final disposition of any claim, demand, action, suit or proceeding for which indemnification is authorized pursuant to subsection (c) above, any expenses (including reasonable legal fees) incurred by an Indemnified Person in defending such claim, demand, action, suit or proceeding upon receipt by the Depositor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in subsection (c) above.
     The provisions of this Section 8.6 shall survive the resignation or removal of the Property Trustee and/or the Delaware Trustee and shall survive the termination or the satisfaction and discharge of this Trust Agreement.

     No Trustee may claim any lien or charge on any Trust Property as a result of any amount due pursuant to this Section 8.6.
     The Depositor and any Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders of Trust Securities shall have no rights by virtue of this Trust Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. Neither the Depositor nor any Trustee shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and the Depositor or any Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Trustee may engage or be interested in any financial or other transaction with the Depositor or any Affiliate of the Depositor, or may act as depository for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Depositor or its Affiliates.
     The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Trustees otherwise existing at law or in equity, are agreed by the Depositor and the Holders to replace such other duties and liabilities of the Trustees.
Section 8.7. Corporate Property Trustee Required; Eligibility of Trustees and Administrators. (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is not an Affiliate of the Depositor and that is a national or state chartered bank or trust company and has a combined capital and surplus of at least $100,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. At the time of appointment, any Property Trustee (other than the original Property Trustee) must have its outstanding long term unsecured indebtedness rated in one of the three highest rating categories by a nationally recognized statistical rating organization.
     (b) There shall at all times be one or more Administrators hereunder with respect to the Trust Securities. Each Administrator shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.
     (c) There shall at all times be a Delaware Trustee with respect to the Trust Securities. The Delaware Trustee shall not be an Affiliate of the Depositor and shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law that shall act through one or more persons authorized to bind such entity.
Section 8.8. Co-Trustees and Separate Trustee. Unless an Event of Default shall have occurred and be continuing, at any time or times, the Property Trustee shall have the power to appoint, and upon the written request of the Property Trustee, the Depositor and the Administrators shall for such purpose join in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. Any co-trustee or separate trustee appointed pursuant to this Section shall either be (i) a natural person who is at least 21 years of age and a resident of the United States or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity.
     Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Depositor.
     Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:
     (a) All rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustees specified hereunder shall be exercised solely by such Trustees and not by such co-trustee or separate trustee.
     (b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.
     (c) The Property Trustee at any time, by an instrument in writing executed by it, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.
     (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.
     (e) The Property Trustee shall not be liable by reason of any act or omission of a co-trustee or separate trustee appointed hereunder and shall have no obligation to supervise the performance by any such co-trustee or separate trustee so appointed in accordance with this Trust Agreement.
     (f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.
Section 8.9. Resignation and Removal; Appointment of Successor. No resignation or removal of any Trustee (the ARelevant Trustee@) and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee (which shall meet all of the requirements of Section 8.7(a) in the case of a successor Property Trustee and all of the requirements of Section 8.7(c) in the case of a successor Delaware Trustee) in accordance with the applicable requirements of Section 8.10.
     Subject to the immediately preceding paragraph, the Relevant Trustee may resign at any time by giving written notice thereof to the Holders. If the instrument of acceptance by the successor Trustee required by Section 8.10 shall not have been delivered to the Relevant Trustee within 60 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Depositor, any court of competent jurisdiction for the appointment of a successor Relevant Trustee.
     The Property Trustee or the Delaware Trustee, or both of them, may be removed by Act of the Holders of not less than 51% in Liquidation Preference of the Capital Securities then outstanding, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Trust).
     If any Trustee shall resign, be removed or become incapable of acting as Trustee, or if a vacancy shall occur in the office of any Trustee for any cause, the Holders of the Capital Securities, by Act of the Holders of not less than 51% in Liquidation Preference of the Capital Securities then outstanding delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees, and such successor Trustee shall comply with the applicable requirements of Sections 8.7 and 8.10. If no successor Relevant Trustee shall have been so appointed by the Holders of the Capital Securities and accepted appointment in the manner required by Section 8.10, any Holder who has been a Holder of Trust Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

     The Property Trustee shall give notice of each resignation and each removal of a Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 10.8 and shall give notice to the Depositor. Each notice of the appointment of a successor Trustee shall include the name of such successor Trustee and the address of its Corporate Trust Office if it is the Property Trustee.
Section 8.10. Acceptance of Appointment by Successor. In case of the appointment hereunder of a successor Relevant Trustee, the retiring Relevant Trustee, upon the payment in full to it of all amounts due to it under this Trust Agreement, including Section 8.6, and each successor Relevant Trustee with respect to the Trust Securities shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust and (ii) shall add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the Trust by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Relevant Trustees co-trustees. Upon the execution and delivery of such amendment, the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee; but, on request of the Trust or any successor Relevant Trustee and the payment in full to the retiring Trustee of all amounts due to it under this Trust Agreement, including Section 8.6, such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Trust.
     Upon request of any such successor Relevant Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.
     No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article.
Section 8.11. Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, without the execution or filing, except for any Delaware filing required by the Delaware Business Trust Act, of any paper or any further act on the part of any of the parties hereto, provided such Person shall be otherwise qualified and eligible under this Article.

Section 8.12. Preferential Collection of Claims Against Depositor or Trust. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Trust or any other obligor upon the Trust Securities or the property of the Trust or of such other obligor or their creditors, the Property Trustee (irrespective of whether any Distributions on the Trust Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Property Trustee shall have made any demand on the Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:
     (i) to file and prove a claim for the whole amount of any Distributions owing and unpaid in respect of the Trust Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and
     (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amount due the Property Trustee.
     Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or compensation affecting the Trust Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 8.13. Reports by Property Trustee. (a) Not later than March 31 of each year commencing with March 31, 2002, the Property Trustee shall transmit to all Holders in accordance with Section 10.8, and to the Depositor, a brief report dated as of the immediately preceding December 31 with respect to:
     (i) its eligibility under Section 8.7 or, in lieu thereof, if to the best of its knowledge it has continued to be eligible under said Section, a written statement to such effect;
     (ii) a statement that the Property Trustee has complied with all of its obligations under this Trust Agreement during the twelve-month period (or, in the case of the initial report, the period since the Closing Date) ending with such December 31 or, if the Property Trustee has not complied in any material respect with such obligations, a description of such noncompliance; and

     (iii) any change in the property and funds in its possession as Property Trustee since the date of its last report and any action taken by the Property Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Trust Securities.
     (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with the Depositor.
Section 8.14. Number of Trustees. (a) The number of Trustees shall be two. The Property Trustee and the Delaware Trustee may be the same Person.
     (b) If a Trustee ceases to hold office for any reason a vacancy shall occur. The vacancy shall be filled with a Trustee appointed in accordance with Section 8.9.
     (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to dissolve, terminate or annul the Trust.
Section 8.15. Delegation of Power. (a) Any Administrator may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.7(a).
     (b) The Administrators shall have power to delegate from time to time to such of their number or to the Depositor the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrators or otherwise as the Administrators may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Trust Agreement, as set forth herein.
Section 8.16. Appointment of Administrators. (a) The Administrators shall be appointed by the Common Security Holder and may be removed by the Common Security Holder at any time. Each Administrator shall either execute a counterpart of this Trust Agreement or sign an agreement agreeing to comply with the terms of this Trust Agreement. If at any time there is no Administrator, the Property Trustee or any Security Holder who has been a Security Holder of Trust Securities for at least six months may petition any court of competent jurisdiction for the appointment of one or more Administrators.
     (b) Whenever a vacancy in the number of Administrators shall occur, until such vacancy is filled by the appointment of an Administrator in accordance with this Section 8.16, the Administrators in office, regardless of their number (and notwithstanding any other provision of this Agreement), shall have all the powers granted to the Administrators and shall discharge all the duties imposed upon the Administrators by this Trust Agreement.
     Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrator or a Delaware Trustee who is a natural person dies or becomes, in the opinion of the Holder of Common Securities, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (a) in the case of an Administrator, the unanimous act of the remaining Administrator or Administrators and (b) in the case of the Delaware Trustee, the Property Trustee (with the successor in each case being a Person who satisfies the eligibility requirement for Administrators or Delaware Trustee, as the case may be, set forth in Section 8.7).
ARTICLE IX
TERMINATION AND MERGER
Section 9.1. Termination Upon Expiration Date. Unless earlier terminated, the Trust shall automatically terminate on November 1, 2031 (the “Expiration Date”), following the distribution of the Trust Property.
Section 9.2. Early Termination. The Trust shall, subject to the provisions of Section 9.3, terminate prior to the Expiration Date upon the occurrence of any of the following events (each an “Early Termination Event”):
     (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Holder of the Common Securities;
     (b) the written direction to the Property Trustee from the Holder of the Common Securities at any time to terminate the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, distribute note certificates prepared by the Administrators and delivered to the Property Trustee (the “Exchange Notes”) representing Like Amounts of the Subordinated Note to Holders in exchange for the respective Capital Securities held by them; provided, however, that the Property Trustee and the Holders shall have first received an Opinion of Counsel to the effect that such distribution will not be a taxable event to the Holders of Capital Securities; and provided, further, that, in any such event, the Depositor will issue to each Holder of Capital Securities a Subordinated Note in its own name in the principal amount of its fractional interest in the Subordinated Note and the Depositor agrees that the Subordinated Loan Agreement shall be amended, on or prior to the Liquidation Date, pursuant to Section 9.05 of the Subordinated Loan Agreement to include provisions regarding transfer and exchange of Subordinated Notes, voting and enforcement of rights and such other related matters as would customarily be provided if the Subordinated Loan Agreement was an agreement between the Depositor and the then Holders of Capital Securities as lenders, all on terms and provisions and pursuant to documentation reasonably satisfactory to at least 66% in Liquidation Preference of the Capital Securities then outstanding;
     (c) the redemption of all of the Capital Securities in connection with the repayment in full of the Subordinated Note pursuant to the terms of the Subordinated Loan Agreement; and

     (d) the entry of an order for dissolution of the Trust by a court of competent jurisdiction.
Section 9.3. Termination. The respective obligations and responsibilities of the Trustees and the Trust shall terminate upon the latest to occur of the following:
     (a) the distribution by the Property Trustee to Holders upon the liquidation of the Trust, or upon the redemption of all of the Trust Securities pursuant to Section 4.2, of all amounts required to be distributed hereunder upon the final payment of the Trust Securities;
     (b) the payment of any expenses owed by the Trust; and
     (c) the discharge of all administrative duties of the Administrators, including the performance of any tax reporting obligations with respect to the Trust or the Holders.
Section 9.4. Liquidation. (a) If an Early Termination Event specified in clause (a), (b) or (d) of Section 9.2 occurs or upon the Expiration Date, the Trust shall be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by Section 3808(e) of the Delaware Business Trust Act and any other applicable law, to each Holder a Like Amount of the Subordinated Note. Notice of liquidation shall be given by the Property Trustee by a recognized overnight delivery service (charges prepaid) sent not later than 30 days or more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder=s address appearing in the Securities Register. All notices of liquidation shall:
     (i) state the Liquidation Date;
     (ii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of the Subordinated Note; and
     (iii) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Exchange Notes.
     (b) The Property Trustee shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Exchange Notes in exchange for the outstanding Trust Securities Certificates.
     (c) After the Liquidation Date, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) Exchange Notes will be issued to Holders of Trust Securities Certificates, upon surrender of such certificates to the exchange agent for exchange, (iii) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of the Subordinated Note, accruing interest at the rate provided for in the Subordinated Note from the last Distribution Date on which Distribution was made on such Trust Securities Certificates until such certificates are so surrendered (and, subject to the provisions of Section 5.5, until such certificates are so surrendered, no payments of interest or principal will be made to Holders of Trust Securities Certificates with respect to such Subordinated Note) and (iv) all rights of Holders holding Trust Securities will cease, except the right of such Holders to receive Exchange Notes upon surrender of Trust Securities Certificates.
Section 9.5. No Mergers, Consolidations, Amalgamations or Replacements of the Trust. The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any Person.
Section 9.6. Certificate of Cancellation. As soon as practicable upon completion of winding up of the Trust, the Trustees shall execute and file a certificate of cancellation for the Trust with the Secretary of State of Delaware if then required by the Delaware Business Trust Act.
ARTICLE X
MISCELLANEOUS PROVISIONS
Section 10.1. Limitation of Rights of Holders. The death or incapacity, or the dissolution, liquidation, termination, or the bankruptcy of any Person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement, nor entitle the legal representatives, successors or heirs of such person or any Holder for such person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.
Section 10.2. Amendment. (a) Except as provided in Section 6.1(b), no amendment to this Trust Agreement shall be effective except with (i) the approval of the Holders of at least 66% in Liquidation Preference of the Capital Securities then outstanding and (ii) receipt by the Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not cause the Trust to be an association taxable as a corporation for United States federal income tax purposes or adversely affect the Trust’s exemption from status of an investment company under the 1940 Act.
     (b) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Holder, this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution or the payment of any Redemption Amount or otherwise adversely affect the amount of any Distribution or Redemption Amount required to be made as of a specified date or (ii) restrict the right of a Holder to institute suit for the enforcement of any such payment on or after such date. Notwithstanding any other provision herein, without the unanimous consent of the Holders, this paragraph (b) of this Section 10.2 may not be amended.

     (c) Notwithstanding any other provisions of this Trust Agreement, no Trustee shall enter into or consent to any amendment to this Trust Agreement until it has received the Opinion of Counsel referred to in Section 10.2(a)(ii) above.
     (d) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Depositor, this Trust Agreement may not be amended in a manner which imposes any additional obligation or liability on the Depositor.
     (e) If any amendment to this Trust Agreement is made, the Administrators or the Property Trustee shall promptly provide to the Depositor and to each Holder of Capital Securities a copy of such amendment.
     (f) Notwithstanding any other provisions of this Trust Agreement, neither the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Trust Agreement, including any amendment to this Section 10.2(f), which affects its own rights, powers, duties, obligations, liabilities or immunities under this Trust Agreement, and any such amendment or purported amendment shall be void and ineffective unless executed by such Trustees, which execution may be withheld or declined by the Trustees in their sole discretion. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers= Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement.
Section 10.3. Separability. If any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 10.4. GOVERNING LAW. THIS TRUST AGREEMENT AND THE RIGHTS OF THE PARTIES HEREUNDER AND OF THE HOLDERS SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD, TO THE MAXIMUM EXTENT PERMITTED BY LAW, TO PRINCIPLES OF CONFLICTS OF LAWS OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION THAT WOULD CALL FOR THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE; PROVIDED, HOWEVER, THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, THERE SHALL NOT BE APPLICABLE TO THE PARTIES HEREUNDER OR THIS TRUST AGREEMENT ANY PROVISION OF THE LAWS (COMMON OR STATUTORY) OF THE STATE OF DELAWARE PERTAINING TO TRUSTS THAT RELATE TO OR REGULATE, IN A MANNER INCONSISTENT WITH THE TERMS HEREOF, (A) THE FILING WITH ANY COURT OR GOVERNMENTAL BODY OR AGENCY OF TRUSTEE ACCOUNTS OR SCHEDULES OF TRUSTEE FEES AND CHARGES, (B) AFFIRMATIVE REQUIREMENTS TO POST BONDS FOR TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (C) THE NECESSITY FOR OBTAINING COURT OR OTHER GOVERNMENTAL APPROVAL CONCERNING THE ACQUISITION, HOLDING OR DISPOSITION OF REAL OR PERSONAL PROPERTY, (D) FEES OR OTHER SUMS PAYABLE TO TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (E) THE ALLOCATION

OF RECEIPTS AND EXPENDITURES TO INCOME OR PRINCIPAL, (F) RESTRICTIONS OR LIMITATIONS ON THE PERMISSIBLE NATURE, AMOUNT OR CONCENTRATION OF TRUST INVESTMENTS OR REQUIREMENTS RELATING TO THE TITLING, STORAGE OR OTHER MANNER OF HOLDING OR INVESTING TRUST ASSETS OR (G) THE ESTABLISHMENT OF FIDUCIARY OR OTHER STANDARDS OF RESPONSIBILITY OR LIMITATIONS ON THE ACTS OR POWERS OF TRUSTEES THAT ARE INCONSISTENT WITH THE LIMITATIONS OR AUTHORITIES AND POWERS OF THE TRUSTEES HEREUNDER AS SET FORTH OR REFERENCED IN THIS TRUST AGREEMENT. SECTION 3540 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THE TRUST.
Section 10.5. Payments Due on Non-Business Day. If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day that is a Business Day (except as otherwise provided in Section 4.1(a)), with the same force and effect as though made on the date fixed for such payment, and no interest shall accrue thereon for the period after such date.
Section 10.6. Successors. This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Administrators, the Trust or the Relevant Trustee, including any successor by operation of law. Except in connection with a consolidation, merger or sale involving the Depositor that is permitted under Section 7.04 of the Subordinated Loan Agreement and pursuant to which the assignee agrees in writing to perform the Depositor=s obligations hereunder, the Depositor shall not assign its obligations hereunder (any purported assignment in contravention of this Section 10.6 being null and void).
Section 10.7. Headings. The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.
Section 10.8. Reports, Notices and Demands. Any report, notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Holder or the Depositor may be given or served in writing by a recognized overnight delivery service (charges prepaid), hand delivery or facsimile transmission (if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service, charges prepaid), in each case, addressed, (a) in the case of a Holder of Capital Securities, to such Holder as such Holder=s name and address may appear on the Securities Register; and (b) in the case of the Holder of the Common Securities or the Depositor, to MetroCorp, Inc., 1523 8th Street, East Moline, Illinois 61244, Attention: General Counsel, facsimile number: (309) 752-9232 Such notice, demand or other communication to or upon a Holder shall be deemed to have been sufficiently given or made, for all purposes, upon actual receipt by the Holder or Depositor.
     Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Trust, the Property Trustee, the Delaware Trustee or the Administrators shall be given in writing addressed (until another address provided by the Trust in accordance with the provisions of this Section 10.8) as follows: (a) with respect to the Property Trustee to Wilmington Trust Company, Rodney Square North, 1100 North

Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration — MetroCorp Capital Trust I; (b) with respect to the Delaware Trustee, to Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration — MetroCorp Capital Trust I; and (c) with respect to the Administrators, to them at the address above for notices to the Depositor, marked “Attention Administrators of MetroCorp Capital Trust I.” Such notice, demand or other communication to or upon the Trust or the Property Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust or the Property Trustee.
Section 10.9. Agreement Not to Petition. Each of the Administrators, Trustees and the Depositor agree for the benefit of the Holders that, until at least one year and one day after the Trust has been terminated in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Trust under any bankruptcy, insolvency, reorganization or other similar law (including, without limitation, the United States Bankruptcy Code (collectively, “Bankruptcy Laws”) or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law. In the event the Depositor takes action in violation of this Section 10.9, the Property Trustee agrees, for the benefit of Holders, that at the expense of the Depositor, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as counsel for the Trustee or the Trust may assert. The provision of this Section 10.9 shall survive the termination of this Trust Agreement.
SECTION 10.10. ACCEPTANCE OF TERMS OF TRUST AGREEMENT, GUARANTEE AGREEMENT AND SUBORDINATED LOAN AGREEMENT. THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A HOLDER OR ANY OTHER PERSON HAVING A BENEFICIAL INTEREST THEREIN, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE HOLDER AND SUCH OTHERS OF ALL THE TERMS AND PROVISIONS OF THE TRUST AGREEMENT AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AGREEMENT AND THE SUBORDINATED LOAN, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH HOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH HOLDER AND SUCH OTHERS.
Section 10.11. Counterparts. The Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
Section 10.12. Limited Liability. The Holders of the Capital Securities, in their capacities as such, shall not be personally liable for any liabilities or obligations of the Trust arising out of this

Agreement, and the parties hereto hereby agree that the Holders of the Capital Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned have executed this Trust Agreement as of the date first above written.

MetroCorp, Inc.

By:	/s/ Gary D. Andersen

Name: Gary D. Andersen
Title: President

Wilmington Trust Company, as Property Trustee

By:	/s/

Name:
Title:

Wilmington Trust Company, as Delaware Trustee

By:	/s/

Name:
Title:
/s/ Gary D. Andersen

Gary D. Andersen, as Administrator
/s/ Julius J. Van Paemel

Julius J. Van Paemel, as Administrator

EXHIBIT A

CERTIFICATE OF TRUST
OF
METROCORP CAPITAL TRUST I
          This Certificate of Trust of MetroCorp Capital Trust I is being executed and filed by the undersigned, as trustee, for the purposes of forming a business trust pursuant to the Delaware Business Trust Act (12 Del.C. '' 3801, et seq.).
     1. Name. The name of the business trust formed hereby is “MetroCorp Capital Trust I” (the “Trust”).
     2. Delaware Trustee. The name and business address of the trustee of the Trust that has its principal place of business in the State of Delaware are as follows:
Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with 12 Del.C. '' 3811(a).

WILMINGTON TRUST COMPANY as Trustee

By:

Name:

Exhibit B
THIS CERTIFICATE IS NOT TRANSFERABLE

Certificate Number A-1	Number of Common Securities One (1)
CERTIFICATE EVIDENCING COMMON SECURITIES
OF
METROCORP CAPITAL TRUST I
COMMON SECURITIES
(Initial Liquidation Amount $309,278 per Common Security)
     MetroCorp Capital Trust I, a business trust created under the laws of the State of Delaware (the “Trust”), hereby certifies that MetroCorp, Inc., a Delaware corporation (the “Holder”), is the registered owner of one (1) Common Security (Initial Liquidation Amount $309,278 per Common Security) of the Trust, representing undivided beneficial interest in the assets of the Trust (such Common Security constituting the sole Common Security with respect to the Trust and being herein referred to as the “Common Security” or the “Common Securities”). Except as provided in Section 5.10 of the Trust Agreement (as defined below), the Common Securities are not transferable and any attempted transfer hereof shall be null and void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respect be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of November 1, 2001, as the same may be amended from time to time (the “Trust Agreement” ), including the designation of the terms of the Common Securities as set forth therein. The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust as its principal place of business or registered office.
     THE RECEIPT AND ACCEPTANCE OF A COMMON SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A HOLDER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE HOLDER OF ALL THE TERMS AND PROVISIONS OF THE TRUST AGREEMENT AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AND THE SUBORDINATED LOAN AGREEMENT, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST AND SUCH HOLDER THAT THE TERMS AND PROVISIONS OF THE TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH HOLDER.

B-1

     By receipt and acceptance of this certificate, the Holder agrees to be bound by the Trust Agreement and is entitled to the benefits thereunder.
     IN WITNESS WHEREOF, the undersigned Administrator of the Trust has executed this certificate as of the 1st day of November, 2001.

METROCORP CAPITAL TRUST I

By:

Name: Gary D. Andersen Title: Administrator

By:

Name: Julius J. Van Paemel Title: Administrator

B-2

Exhibit C
THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE
SECURITIES LAW AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED
EXCEPT IN COMPLIANCE WITH SUCH ACT AND LAWS.

Certificate Number	Number of Capital Securities

P-	[ ]
Certificate Evidencing Capital Securities
of
MetroCorp Capital Trust I
Floating Rate Cumulative Capital Securities
(Initial Liquidation Preference $1,000 per Capital Security)
     MetroCorp Capital Trust I, a business trust created under the laws of the State of Delaware (the “Trust”), hereby certifies that ____ (the “Holder”) is the registered owner of [_________ Insert number of Capital Securities] Floating Rate Cumulative Capital Securities (Initial Liquidation Preference $1,000 per Capital Security) of the Trust, representing undivided beneficial interests in the assets of the Trust (the “Capital Securities”). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby as issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust, dated as of November 1, 2001, as the same may be amended further from time to time (the “Trust Agreement”), including the designation of the terms of Capital Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by MetroCorp, Inc., a Delaware corporation (the “Depositor”), dated as of November 1, 2001 (the “Guarantee”), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee Agreement to the Holder without charge upon written request to the Trust as its principal place of business or registered office.

C-1

     By receipt and acceptance of this certificate, the Holder agrees to be bound by the Trust Agreement and is entitled to the benefits thereunder. The Holder will also be deemed, by its receipt and acceptance of this certificate, to have made the representation set forth in Section 2.1 of the Subscription Agreement (as defined in the Trust Agreement) on the date of its purchase of this certificate.
     THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A HOLDER OR ANY OTHER PERSON HAVING A BENEFICIAL INTEREST THEREIN, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE HOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THE TRUST AGREEMENT AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AGREEMENT AND THE SUBORDINATED LOAN AGREEMENT, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH HOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH HOLDER AND SUCH OTHERS.
     IN WITNESS WHEREOF, the undersigned Administrator of the Trust has executed this certificate as of the 1st day of November, 2001.

METROCORP CAPITAL TRUST I

By:

Name: Gary D. Andersen Title: Administrator

By:

Name: Julius J. Van Paemel Title: Administrator

C-2

ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Securities Certificate to:
     (Insert assignee=s social security or tax identification number)
     (Insert address and zip code of assignee)
and irrevocably appoints
agent to transfer this Capital Securities Certificate on the books of the Trust. The agent may substitute another to act for him or her.
Date:
Signature:
(Sign exactly as your name appears on the other side
of this Capital Securities Certificate)
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

AGREEMENT AS TO EXPENSES AND LIABILITIES
     AGREEMENT dated as of November 1, 2001 between MetroCorp, Inc., a Delaware corporation (the “Company”), and MetroCorp Capital Trust I, a Delaware business trust (the “Trust”).
     WHEREAS, the Trust intends to issue its Common Securities (the “Common Securities”) to, and receive a Floating Rate Subordinated Promissory Note due 2031 (the “Subordinated Note”) from, the Company and to issue and sell Floating Rate Cumulative Capital Securities (the “Capital Securities”) with such powers, preferences and special rights and restrictions as are set forth in the Amended and Restated Trust Agreement of the Trust dated as of even date herewith (as the same may be amended further from time to time, the “Trust Agreement”); and
     WHEREAS, the Company will directly or indirectly own all of the Common Securities of the Trust and will issue the Subordinated Note.
     NOW, THEREFORE, in consideration of the purchase by each holder of the Capital Securities, which purchase the Company hereby agrees shall benefit the Company and which purchase the Company acknowledges will be made in reliance upon the execution and delivery of this Agreement, the Company, including in its capacity as holder of the Common Securities, and the Trust hereby agree as follows:
ARTICLE I
     SECTION 1.1. GUARANTEE BY THE COMPANY. Subject to the terms and conditions hereof, the Company, including in its capacity as holder of the Common Securities, hereby irrevocably and unconditionally guarantees to each person or entity to whom the Trust is now or hereafter becomes indebted or liable (the “Beneficiaries”) the full payment, when and as due, of any and all Obligations (as hereinafter defined) to such Beneficiaries. As used herein, “Obligations” means any costs, expenses or liabilities of the Trust other than obligations of the Trust to pay to holders of any Capital Securities or other similar interests in the Trust the amounts due such holders pursuant to the terms of the Capital Securities or such other similar interests, as the case may be. This Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.
     SECTION 1.2. TERM OF AGREEMENT. This Agreement shall terminate and be of no further force and effect upon the later of (a) the date on which full payment has been made of all amounts payable to all holders of all the Capital Securities (whether upon redemption, liquidation, exchange or otherwise) and (b) the date on which there are no Beneficiaries remaining; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any holder of Capital Securities or any Beneficiary must restore payment of any sums paid under the Capital Securities, under any obligation, under the Capital Securities Guarantee Agreement dated the date hereof by the Company in favor of the Beneficiaries or under this

Agreement, for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.
     SECTION 1.3. WAIVER OF NOTICE. The Company hereby waives notice of acceptance of this Agreement and of any obligation to which it applies or may apply, and the Company hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.
     SECTION 1.4. NO IMPAIRMENT. The obligations, covenants, agreements and duties of the Company under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:
     (a) the extension of time for the payment by the Trust of all or any portion of the Obligations or for the performance of any other obligation under, arising out of, or in connection with, the Obligations;
     (b) any failure, omission, delay or lack of diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the Obligations or any action on the part of the Trust granting indulgence or extension of any kind; or
     (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust.
     The Beneficiaries shall not be obligated to give notice to, or obtain the consent of, the Company with respect to the happening of any of the foregoing.
     SECTION 1.5. ENFORCEMENT. A Beneficiary may enforce this Agreement directly against the Company, and the Company waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against the Company.
ARTICLE II
     SECTION 2.1. BINDING EFFECT. All guarantees and agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the Beneficiaries.
     SECTION 2.2. AMENDMENT. So long as there remains any Beneficiary or any Capital Securities are outstanding, this Agreement shall not be modified or amended in any manner adverse to such Beneficiary or to the holders of the Capital Securities.

     SECTION 2.3. NOTICES. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same by facsimile transmission (confirmed by mail), telex, or by registered or certified mail, addressed as follows (and if so given, shall be deemed given when mailed or upon receipt of an answer back, if sent by telex):
MetroCorp Capital Trust I
c/o Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Facsimile No.: (302) 651-8882
Attention: Corporate Trust Administration — MetroCorp Capital Trust I
MetroCorp Capital Trust I
1523 8th Street
East Moline, Illinois 61244
Facsimile No.:(390) 752-9232
Attention: General Counsel
     SECTION 2.4. GOVERNING LAW. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Illinois (without regard to conflict of laws principles).
[SIGNATURE PAGE FOLLOWS]

     THIS AGREEMENT is executed as of the day and year first above written.

METROCORP, INC.

By:	/s/ Gary Andersen

Name: Gary Andersen Title: President

METROCORP CAPITAL TRUST I

By:	/s/ Gary D. Andersen

Name: Gary D. Andersen Title: Administrator

By:	/s/ Julius J. Van Paemel

Name: Julius J. Van Paemel Title: Administrator

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